
<ARTICLE> 5
<LEGEND>
This scheudle contains summary financial information extracted from Krupp
Reatly Fund 7 Financial Statements for the nine months ended September 30, 1996 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               SEP-30-1996
<CASH>                                       1,052,362
<SECURITIES>                                         0
<RECEIVABLES>                                  203,337<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               434,992
<PP&E>                                      29,006,331<F2>
<DEPRECIATION>                            (13,843,344)<F3>
<TOTAL-ASSETS>                              16,853,678
<CURRENT-LIABILITIES>                          809,164
<BONDS>                                     12,609,054<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                     3,435,460<F5>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                16,853,678
<SALES>                                              0
<TOTAL-REVENUES>                             3,492,721<F6>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,657,158<F7>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                             829,168
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     6,395<F8>
<EPS-PRIMARY>                                        0<F8>
<EPS-DILUTED>                                        0<F8>

<F1>Includes all receivables included in "prepaid expenses and other assets" on the balance sheet.
<F2>Includes apartment complexes of $19,011,252, retail center of $9,707,785 and deferred expenses of $287,294.
<F3>Accumulated depreciation of $13,760,933 and accumulated amortization off
$82,411.
<F4>Represents mortgage notes payable.
<F5>Total deficit of the General Partners of ($247,680) and equity of Limited
Partners of $3,683,140.
<F6>Represents total revenue of the Partnership.
<F7>Includes operating expenses of $1,323,937, real estate taxes of $352,612 and depreciation and amortization of $980,609.
<F8>Net income allocated $128 to the General Partners and $6,267 to the Limited
Partners.  Average net income per Unit of Limited Partner interest is $.23.

